[SCHRODERS LOGO]
--------------------------------------------------------------------------------


Presentation to



BACK BAY
[BACK BAY LOGO]
RESTAURANT
GROUP, INC.

Back Bay Restaurant Group
Board of Directors



June 23, 1998

[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
--------------------------------------------------------------------------------


Table of Contents


   Executive Summary.............................................     I
   Review of Operations..........................................    II
   Public Market Valuation Overview..............................    III
   Valuation.....................................................    IV
   Alternatives..................................................     V
   Recommendation/Next Steps.....................................    VI

[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Section I




Executive Summary



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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Historical
Results



Executive Summary


o    Since 1996, operating performance has been strong

     -    Senior management has re-engaged in running the business

     -    4 underperforming stores closed

     -    Significant capital expenditures on store refurbishments

     -    Training improved; controls tightened

     -    Decline at Papa o Razzi's has been halted

     -    3 new Joe's have been opened

     -    Sales and profits have rebounded from depressed levels

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Long term
Outlook



Executive Summary


o    Long term growth outlook is attractive but moderate

     -    Average unit sales and store margins have already recovered

     -    Future growth predicated on new unit expansion

     -    No plans exist to grow the Company's largest concept "Papa o Razzi"

     - New Joe's and introduction of a new steak concept is driving the Company's projected growth

     -    Long term, top line growth projected at less than 8%

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Public
Company
Valuation



Executive Summary


o Despite strong recent financial performance as a public company, Back Bay appears less attractive than its comparables

     -    Smaller (sales, profits and market capitalization)

     -    No research coverage

     -    Multiple concepts; difficult for public to understand

     -    Less aggressive growth

     -    Trades at lowest multiple


Non-Public
Alternatives


o    The Company has limited alternatives to a public ownership

     -    Sale to a third party

          -    Strategic

          -    Financial

     -    Management buyout

     -    Alternatives generate more value than status quo

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Section II









Review of Operations









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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Overview



Review of Operations




o    The Company operates five distinct concepts and plans to introduce a sixth

                                      1997
                                Sales by Concept

                                   [pie chart]

[representation of pie chart]

     Joe's     Papa Razzi     Atlantic Fish      J.C. Hillary's       Charley's
     -----     ----------     -------------      --------------       ---------
     30.1m       33.4m             2.8m              13.2m               14.9m

                                     $94.9m



                                      1997
                           Store EBITDA(1) by Concept

                                   [pie chart]

[representation of pie chart]

     Joe's     Papa Razzi     Atlantic Fish      J.C. Hillary's       Charley's
     -----     ----------     -------------      --------------       ---------
     6.5m        5.1m              0.5m              2.2m                2.2m

                                     $16.2m

(1) Before G&A and other allocated expenses.

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Historical
Financial
Results


Review of Operations



o After the IPO, the Company's earnings collapsed and did not begin recovering until last year


----------------------------------------------------------------------------------------------------
                                 1993        1994        1995        1996        1997        CAGR
----------------------------------------------------------------------------------------------------
Restaurants at year-end             31          37          33          33          32        0.8%
----------------------------------------------------------------------------------------------------
Average sales/restaurant        $2,674      $2,570      $2,595      $2,631      $2,744        0.6%
Comp store sales                  0.6%      (3.5%)      (2.2%)      (0.8%)       0.04%
----------------------------------------------------------------------------------------------------
Total sales                    $74,172     $85,831     $93,496     $87,753     $94,904        6.4%
----------------------------------------------------------------------------------------------------
Store EBITDA                   $17,018     $16,020     $15,974     $14,243     $16,161      (1.3)%
% Sales                          22.9%       18.7%       17.1%       16.2%       17.0%
----------------------------------------------------------------------------------------------------
EBITDA                          $8,550      $5,544      $6,311      $5,455      $7,588      (2.9%)
% Sales                          11.5%        6.5%        0.9%        6.2%        8.0%
----------------------------------------------------------------------------------------------------
EBIT                            $4,610        $962      $1,395      $1,489      $3,295      (8.1%)
% Sales                           6.2%        1.1%        1.4%        1.7%        3.5%
----------------------------------------------------------------------------------------------------
Net Income                      $3,454        $501        $342        $467      $1,731     (15.7%)
% Sales                           4.7%        0.6%        0.4%        0.5%        1.8%
----------------------------------------------------------------------------------------------------
Capital Expenditures            $7,026     $14,381      $3,304      $3,843      $3,887     (13.8%)
----------------------------------------------------------------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Papa o Razzi vs.
Joe's


Review of Operations



o     Performance at Papa o Razzi was worse than the American restaurants


---------------------------------------------------------------------------------------------------------------------
                                      1992       1993        1994        1995       1996        1997        CAGR
---------------------------------------------------------------------------------------------------------------------
         Joe's

             Avg. Unit Sales           3,457      3,275       2,973       3,201      3,310       3,761        1.7%

             EBITDA Margin             19.5%      23.1%       17.2%       19.1%      20.2%       21.6%        2.1%
---------------------------------------------------------------------------------------------------------------------
         Papa o Razzi

             Avg. Unit Sales           3,304      2,888       2,510       2,279      2,459       2,385      (6.3%)

             EBITDA Margin             23.8%      26.6%       23.4%       19.7%      15.8%       15.2%      (8.6%)
---------------------------------------------------------------------------------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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What Went
Wrong


Review of Operations



o    Back Bay's performance suffered because:

     -    Senior management became distracted

     -    Thin operating level management

     -    Over expansion at Papa o Razzi

     -    Poor controls

     -    Weak real estate decisions

     -    Inadequate investment in store refurbishments

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Turnaround
Strategy



Review of Operations



o In 1997, senior management became re-engaged in running the business and instituted a broad-based turnaround strategy

     -    Mark Hartzfeld appointed COO

     -    Several underperforming restaurants closed

     - Other underperforming restaurants converted to more successful concepts

     -    Older restaurants refurbished

     -    Professional staff and management hired and trained

     -    Improved systems and controls instituted

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Recent
Financial
Performance



Review of Operations



o    The results of the management turnaround are being fully reflected in 1998


--------------------------------------------------------------------------------
($ in thousands)                  1997            1998           % Change
--------------------------------------------------------------------------------
Sales                          $94,903        $99,590             4.9%
Store EBITDA                    12,576         13,653             8.8%
EBITDA                           7,490          8,453            12.9%
EBIT                             3,337          4,168            24.9%
Net Income                       1,757          2,227            26.8%
EPS                              $0.51          $0.65            27.5%
--------------------------------------------------------------------------------

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Projections
Assumptions



Review of Operations




o    The assumptions for the projections are the following:


     -    4 new restaurants over the next two years

     -    2.5% same store sales increases for Papa o Razzi restaurants

     -    2.5-5.0% same store sale increases for the American concepts

     - Higher same store sales performance at new or newly renovated restaurants

     -    1998E margin levels, based on current performance, are maintained

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Projections



Review of Operations




o    Revenue and EBITDA growth rates are projected at 7.5% and 8.9% annually


-------------------------------------------------------------------------------------------------------
                                                                                              98-2001
     ($ in thousands)                     1997      1998E        1999E      2000E     2001E    CAGR
-------------------------------------------------------------------------------------------------------
     No. Restaurants                         34         35           36         36        36    0.9%
-------------------------------------------------------------------------------------------------------
     Total Sales                        $94,904    $99,590     $113,510   $118,826  $123,767    7.5%
-------------------------------------------------------------------------------------------------------
     Store EBITDA                       $12,576    $13,653      $15,064    $15,574   $16,449    6.4%
     % Sales                              13.3%      13.7%        13.3%      13.1%     13.3%
-------------------------------------------------------------------------------------------------------
     EBITDA                              $7,492     $8,453       $9,760    $10,334   $10,931    8.9%
     % Sales                               7.9%       8.5%         8.6%       8.7%      8.8%
-------------------------------------------------------------------------------------------------------
     EBIT                                $3,295     $4,168       $5,512     $6,181   $6,535    16.2%
     % Sales                               3.5%       4.2%         4.9%       5.2%     5.3%
-------------------------------------------------------------------------------------------------------
     Net Income                          $1,731     $2,227       $3,359     $3,894   $4,117    22.7%
     % Sales                               1.8%       2.2%         3.0%       3.3%     3.3%
-------------------------------------------------------------------------------------------------------
     Capital Expenditures                $3,887     $8,108       $3,650     $3,360   $2,460   (32.8%)
-------------------------------------------------------------------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Section III









Public Market Valuation Overview

[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Absolute
Share Price
Performance



Public Market Valuation Overview


o     Back Bay has not performed well as a public company

--------------------------------------------------------------------------------
                 Back Bay Share Price Performance (IPO - date)
--------------------------------------------------------------------------------



                     [Tabular Representation of Line Graph]





                  Back Bay Share Price Performance (IPO - Date)
                  ---------------------------------------------


                             Date       Price
                           ---------   -------
                            03/13/92   $18.500
                            10/27/92    13.500
                            06/14/93    14.500
                            01/26/94    19.125
                            09/13/94    12.000
                            04/28/95     4.875
                            12/12/95     4.500
                            07/29/96     3.750
                            03/13/97     3.875
                            10/27/97     6.750
                            06/15/98     7.625


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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Relative Share
Price
Performance



Public Market Valuation Overview


o     Back Bay's performance has significantly lagged its peers

--------------------------------------------------------------------------------
                  Indexed Share Price Performance (IPO - date)
--------------------------------------------------------------------------------


                     [Tabular Representation of Line Graph]




                  Indexed Share Price Performance (IPO - date)
                  --------------------------------------------


      Date                      Back Bay Restaurant Group              Comparable Company Index
      ----                      -------------------------              ------------------------
    13-Mar-92                           100.0%                                100.0%
    03-Feb-93                            78.4%                                156.6%
    27-Dec-93                            86.5%                                166.8%
    16-Nov-94                            47.3%                                167.8%
    10-Oct-95                            28.4%                                208.4%
    30-Aug-96                            21.3%                                215.2%
    24-Jul-97                            37.8%                                258.4%
    17-Jun-98                            39.9%                                291.7%


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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Valuation
Issues



Public Market Valuation Overview




o    Market characteristics constrain public market valuation

     -    Small market capitalization

     -    No research coverage

     -    Thinly traded

o    Operating characteristics also constrain public market valuation

     -    Small

     -    Multiple concepts

     -    Not proven by geographically diverse markets

     -    Limited unit growth history

     -    No owned real estate

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Relative
Trading
Volume

Public Market Valuation Overview


o   Back Bay has a smaller float than other publicly traded restaurant companies

--------------------------------------------------------------------------------
     Selected Publicly Traded Restaurant Companies - Four Week Dollar Float
                              May 1 - May 30, 1998
--------------------------------------------------------------------------------



                     [Tabular Representation of Line Graph]



                FLOAT
                -----
SBUX                             692757.291
CBRL                             373574.300
OSSI                             299114.731
CKR                              292910.580
STAR                             259547.031
WEN                              227429.075
APPB                             178621.622
BOST                             176362.119
SHBZ                             138320.044
BOCB                             134007.031
EAT                              127380.406
RAIN                             109655.475
DRI                              108943.981
FM                                85896.463
APSO                              74654.578
PZZA                              56422.409
RYAN                              53985.922
CAKE                              49088.575
DANB                              40701.013
RARE                              37737.213
SONC                              37355.517
RI                                35847.844
SBA                               34191.194
ENBX                              26979.491
BERT                              16781.050
CHUX                              15853.319
PHII                              13728.869
LUB                               13226.056
NPCI                              11319.700
SHN                                9181.975
COP                                7957.475
ABPCA                              5057.809
QDIN                               4155.072
MRG                                3486.488
BREW                               3045.631
PAPA                               1761.875

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Relative
Research
Coverage



Public Market Valuation Overview




o   Back Bay has virtually no research coverage

-------------------------------------------------------------------------------------------------
                  Research Coverage of Public Restaurant Companies
                                (Dollars in millions)
-------------------------------------------------------------------------------------------------
                              Mkt.      # of                                   Mkt.    # of
        Company               Cap.    Analysts            Company              Cap.   Analysts
-------------------------------------------------------------------------------------------------
McDonald's                  $46,786      29       Ruby Tuesday                $611       12
Cracker Barrel                2,023      29       Sonic                        442       10
Brinker                       1,627      26       Rock Bottom                   46       10
Outback                       2,277      24       Einstein/Noah Bagels         160       10
Starbucks                     4,328      20       Ryan's Family                437       10
Wendy's                       3,118      22       Luby's                       425       10
Applebees                       859      22       Dave & Busters               325       10
Darden                        2,900      21       O'Charley's                  292       10
Cheesecake Factory              407      17       CKE Restaurants            1,829        9
Boston Chicken                  113      16       Rare Hospitality             181        9
Rainforest                      337      16       Consolidated Products        441        8
Apple South                     474      17       NPC International            302        6
Papa John's                   1,116      14       Quality Dining                47        3
                                                  -----------------------------------------------
Lone Star                       760      14       Back Bay Rest. Group          33        1
-------------------------------------------------------------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Relative Sales



Public Market Valuation Overview




o   Smallest company relative to its comparables

---------------------------------------------------------------------
                                           Sales           No.
Company                                 ($ millions)      Units
---------------------------------------------------------------------
Darden                                     $3,172           1,182
Brinker Int'l                               1,335             710
Outback Inc.                                1,152             519
Ruby Tuesday                                  655             325
Lone Star Inc.                                585             308
Applebees Int'l                               516           1,019
Rare Hospitality                              265             124
O Charley's                                   200              82
Morton's                                      173              48
---------------------------------------------------------------------
Back Bay                                       95              34
---------------------------------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Relative
Margins



Public Market Valuation Overview




o   Lower operating margins than comparables

---------------------------------------------------------------------
                                           EBITDA          EBIT
Company                                    Margin         Margin
---------------------------------------------------------------------
Lone Star Inc.                              21.7%           16.3%
Applebees Int'l                             18.4%           13.6%
Outback Inc.                                16.4%           12.6%
O Charley's                                 13.8%            8.6%
Brinker Int'l                               13.1%            7.4%
Morton's                                    12.6%            8.4%
Ruby Tuesday                                12.5%            6.7%
Rare Hospitality                             9.6%            3.3%
Darden                                       8.8%            4.9%
---------------------------------------------------------------------
Back Bay                                     7.9%            3.5%
---------------------------------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Relative Unit
Growth



Public Market Valuation Overview




o      Back Bay has not pursued an aggressive growth strategy

--------------------------------------------------------------------------------------
                             Number of Units
--------------------------------------------------------------------------------------
                             1995            1996           1997            % Change
--------------------------------------------------------------------------------------
 Lone Star                    175             232            308              32.7%
 Outback                      320             421            519              27.4%
 O Charley's                   55              69             82              22.1%
 Applebee's                   686             853          1,019              21.9%
 Rare Hospitality              90             108            124              17.4%
 Morton's                      36              41             48              15.5%
 Brinker                      560             613            710              12.6%
 Ruby Tuesday                 262             297            325              11.4%
--------------------------------------------------------------------------------------
 Back Bay                      33              34             34               1.5%
--------------------------------------------------------------------------------------
 Darden                     1,243           1,217          1,182              (2.5%)
--------------------------------------------------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Multiple
Analysis



Public Market Valuation Overview




o    Back Bay trades at lower multiples compared to its peers


-------------------------------------------       ------------------------------------------
                                     %                                              %
  1998E EBITDA Multiple           Discount         CY 1998E P/E Multiple         Discount
-------------------------------------------       ------------------------------------------
 Darden                   8.9x      64%           Darden                 20.8x      48%
 Outback                  7.7x      58%           O Charley's            19.2x      44%
 Morton's                 7.6x      58%           Brinker                18.7x      42%
 O Charley's              7.5x      57%           Outback                18.3x      41%
 Brinker                  6.9x      54%           Ruby Tuesday           16.0x      33%
 Ruby Tuesday             6.4x      50%           Morton's               15.9x      32%
 Applebee's               5.7x      44%           Rare Hospitality       14.3x      24%
 Rare Hospitality         5.0x      36%           Applebee's             12.8x      16%
 Lone Star                3.2x       0%           Lone Star              11.5x       6%
-------------------------------------------       ------------------------------------------
 Back Bay                 3.2x      NA            Back Bay               10.8x       NA
-------------------------------------------       ------------------------------------------

-------------------------------------------       ------------------------------------------
 Average excl. Back Bay   6.5x      51%           Average excl. Back Bay 16.4x      34%
-------------------------------------------       ------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Positive
Characteristics



Public Market Valuation Overview




o While the Company does not compare well based on simple statistics, Back Bay possesses certain characteristics that make it an attractive concept

     -    Strong cash flow generator

     -    Enduring, if small concepts

     -    Strong positioning at high-end of casual dining segment

     -    Good food quality and broad customer appeal

     -    Strong reputation in core Boston market

o The Company is in many ways more analogous to a collection of good individual restaurants than it is to a traditional restaurant chain

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Section IV









Valuation

[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
--------------------------------------------------------------------------------

Valuation
Summary



Valuation



---------------------------------------------------------------------------------------
                 Methodology                                  Implied Back Bay
                                                               Value per Share
---------------------------------------------------------------------------------------
 M&A Transactions (LTM EBITDA)                                  $7.90 - 17.50

 Public Restaurant Companies (98 P/E; no premium)               $7.61 - 13.55

 Public Restaurant Companies (98 P/E; 30% premium)              $9.75 - 17.62

 Discounted Cash Flow                                           $9.58 - 13.80
---------------------------------------------------------------------------------------

[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Comparable
M&A
Transactions



Valuation




(dollars in millions)
--------------------------------------------------------------------------------------------------------

                                   Target/                     Enterprise       EV/LTM         EV/LTM

      Date                        Acquiror                     Value (EV)      Revenues        EBITDA
--------------------------------------------------------------------------------------------------------
Apr-98       Spaghetti Warehouse/Conquest Partners                $56.5           0.9x          7.9x
Sep-97       Ground Round/Boston Ventures                          58.0           0.3x          7.9x
Pending      Pollo Tropical/Carrols Corp                           95.3           1.4x          7.8x
Pending      Tony Roma's/Investor Group                           117.5           1.2x          7.3x
Pending      Bertucci's/NE Restaurant Corp.                       103.5           0.8x          7.0x
Aug-97       Perkins Family Rest./Restaurant Co.                  215.0           0.8x          6.3x
Jun-96       Bugaboo Creek Steak/Longhorn Steaks                   57.1           1.2x          6.1x
Jun-97       Charlie Brown's/Castle Harlan                         51.0           0.8x          6.0x
Pending      Houlihan's/Hampstead Investments                     120.0           0.4x          4.9x
Jun-96       Black-eyed Pea/DenAmerica                             66.8           0.4x          3.9x
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
             Average Excluding Back Bay                                           0.8x          6.5x
--------------------------------------------------------------------------------------------------------

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[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Comparable
M&A
Transaction
Multiples



Valuation



--------------------------------------------------------------------------------
                           EV / LTM EBITDA
--------------------------------------------------------------------------------
                                             Low                     High
--------------------------------------------------------------------------------
 Multiple                                    3.9x                    7.9x
 Implied Enterprise Value                  $29.2 M                 $62.5 M
 Implied Equity Value per Share             $7.90                   $17.50
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             EV / LTM Revenues
--------------------------------------------------------------------------------
                                          Low                   High
--------------------------------------------------------------------------------
 Multiple                                0.3x                   1.4x
 Implied Enterprise Value               $28.8 M               $134.6 M
 Implied Equity Value per Share          $7.70                 $38.47
--------------------------------------------------------------------------------

[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Comparable
Public
Companies



Valuation



-------------------------------------------------------------------------------------------------------------
                              Market        Enterprise            EV/1998E             CY '98     Trend(1)
                                                           --------------------
 Company                       Cap.            Value       Revenues       EBITDA         P/E       Growth
-------------------------------------------------------------------------------------------------------------
 Darden Restaurants          $2,230           $2,539          0.8x         8.9x         20.8x        15%
 Brinker International        1,251            1,385          0.9x         6.9x         18.7x        16%
 O'Charley's                    224              261          1.1x         7.5x         19.2x        22%
 Outback Steakhouse           1,752            1,765          1.2x         7.7x         10.3x        19%
 Ruby Tuesday's                 470              550          0.8x         6.4x         16.0x        15%
 Morton's Restaurant Group      159              183          1.0x         7.6x         15.9x        20%
 Rare Hospitality               139              181          0.6x         5.0x         14.3x        20%
 Applebee's International       661              684          1.0x         5.7x         12.8x        19%
 Lone Star Steakhouse           584              447          0.6x         3.2x         11.5x        19%
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 Average excluding Back Bay                                   0.9x         6.5x         16.4x        20%
 Average excluding Back Bay with 30% premium                  1.2x         8.5x         21.3x        20%
-------------------------------------------------------------------------------------------------------------
 Back Bay at $7.375 (current)    25               27          0.3x         3.2x         10.8x        16%
-------------------------------------------------------------------------------------------------------------


--------
(1) FirstCall growth estimates

[BACK BAY LOGO]                                                 [SCHRODERS LOGO]
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Comparable
Public
Companies



Valuation


-----------------------------------------------------------------------------------
         No Premium                     EV/98E EBITDA          Price/CY98 EPS
-----------------------------------------------------------------------------------
                                       Low         High        Low         High
-----------------------------------------------------------------------------------
 Multiple                              3.2x        8.9x       11.5x       20.8x
 Implied Enterprise Value            $27.0 M     $75.2 M     $28.4 M     $48.7 M
 Implied Equity Value per Share       $7.17       $21.18      $7.59       $13.51
-----------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
        With 30% Premium                EV/98E EBITDA          Price/CY98 EPS
-----------------------------------------------------------------------------------
                                       Low         High        Low         High
-----------------------------------------------------------------------------------
 Multiple                              4.4x       11.3x       15.0x       31.3x
 Implied Enterprise Value            $37.2 M     $95.49 M    $36.76 M    $72.5 M
 Implied Equity Value per Share       $10.14      $27.09      $9.73       $20.29
-----------------------------------------------------------------------------------


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Discounted
Cash Flow



Valuation




o Applying a discount range of 13-15% and EBITDA multiples of 5-7x, the equity value per share ranges from $10 to $14 per share, based on a 5 year discounted cash flow model


---------------------------------------------------------------------------
                                       Discount Rate
                  ---------------------------------------------------------
                         13%                14%                15%
---------------------------------------------------------------------------
        5.0x            $10.47             $10.01              $9.58
-----------------
        6.0x             12.13              11.61              11.11
-----------------
        7.0x             13.80              13.20              12.63
---------------------------------------------------------------------------


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Section V









Alternatives




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Summary



Alternatives




o Other alternatives the Committee may consider aside from a management buyout include:

     -      Sale to third party
            -       Cash
            -       Stock

     -      Recapitalization

     -      Break up of company

     -      Status quo

o Of these options, sale of the Company to a third-party is the only one we believe is practical



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Selected
Potential
Buyers



Alternatives




o    Both strategic and financial buyers may have an interest in Back Bay

--------------------------------------------------------------------------------------------
       Strategic                   Quasi - Strategic (1)               Financial
--------------------------------------------------------------------------------------------

  AFC                          Carrols                        Boston Ventures

  Apple South                  NE Restaurant Co.              Bruckmann Rosser

  Carlson Holdings (TGIF)      NPC                            Castle Harlan

  Lone Star Steakhouse         Sydran Services                Citicorp Venture Capital

  Outback Steakhouse           Westwind                       Hampstead Group

                                                              Madison Dearborn

                                                              Saunders Karp
--------------------------------------------------------------------------------------------

(1)Franchisees



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Potential
Buyers



Alternatives




o Strategic buyers have been less acquisitive lately choosing to focus on internal operations, and there are attributes of the Company which may deter them further

     -    Small size

     -    Multiple concepts

     -    Geographically concentrated

o Financial buyers would be interested but would probably pay less than management because of their high return requirements and lack of inside knowledge about the Company


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Strategic
Buyers



Alternatives



--------------------------------------------------------------------------------------------------------------------------
AFC                               o  Owns Church's and Popeye's
Ownership:  Private               o  Owns numerous bagel and other related concepts
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

Apple South                       o  Operates 181 restaurants through four core brands: Canyon Cafes, Don Pablo's
Sales:  $879MM                          Mexican Kitchen, Hops Restaurant Bar & Brewery and McCormick & Schmick's
Market cap: $502MM                o  Cash on hand from divestiture of Applebee's division
Ownership:  Public                o  Recently revised growth strategy,  de-emphasizing acquisition activity to focus on core brands, reduction of leverage ratios and possible stock repurchases
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Carlson Holdings                  o  Parent of TGI Friday
Ownership:  Private               o  Operates 473 restaurants under four brands: TGI Friday's, Front Row Sports
                                        Grill, Italianni's and Friday's American Bar
                                  o  Very large private holding company, with assets including Radisson Hotels and
                                        Carlson Wagonlit
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Lone Star Steakhouse              o  Operates over 200 Lone Star Steakhouses and 5 upscale  steakhouses (Del
Sales:  $609MM                          Frisco's, Sullivan's)
Market cap:  $587MM               o  Over $100 million of cash on balance sheet
Ownership:  Public                o  Recently announced slowing of growth to focus on restaurant performance
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Outback Steakhouse                o  Operates over 400 restaurants  through two brands:  Outback  Steakhouse and
Sales:  $1.2BB                          Carrabba's Italian Grill
Market cap:  $1.7BB               o  Continuing rapid expansion program
Ownership:  Public
--------------------------------------------------------------------------------------------------------------------------




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Quasi-
Strategic
Buyers



Alternatives


--------------------------------------------------------------------------------------------------------------
Carrols                         o   Largest Burger King franchisee with approximately 400 units
Ownership:  Private             o   Purchasing Pollo Tropical
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
NE Restaurant Company           o   New England Chili's franchisee
Ownership:  Private             o   Recently purchased Bertucci's
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
NPC                             o   Pizza Hut franchisee which operates over 600 restaurants in 20 states
Sales:  $455MM                  o   Company is selling Tony Roma's
Market cap:  $300MM
Ownership:  Public
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Sydran Services                 o   Franchisee of approximately 150 Burger Kings and 30 Chili's
Sales:  $229MM
Ownership:  Private
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Westwind Holdings               o   Fourth largest Burger King franchisee in the U.S.
Sales:  $200MM                  o   124 stores in MN, FL, OR and NC
Ownership:  Private
--------------------------------------------------------------------------------------------------------------



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Financial
Buyers



Alternatives


-------------------------------------------------------------------------------------------------------
Boston Ventures             o   Ground Round
                            o   John Harvard's Brewhouse
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Bruckmann Rosser            o   California Pizza Kitchen
                            o   Acapulco
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Castle Harlan               o   Charlie Brown's
                            o   Morton's Restaurant Group
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Citicorp Venture Capital    o   DavCo Restaurants

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Hampstead Capital           o   Malibu Entertainment
                            o   Houlihan's
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Madison Dearborn            o   Carrols Corporation

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Saunders Karp               o   Marie Callender's
                            o   East Side Mario's
                            o   California Cafe
-------------------------------------------------------------------------------------------------------


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Section VI









Recommendation/Next Steps



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Recommendation/Next Steps


o Authorize a subset of the Special Committee to negotiate exclusively with management . . . for now

o    Give management a reasonable deadline to present a firm proposal

     -    Pre-emptive price

     -    Commitment letters for required financing

     -    Favorable contract (no escrows)

     -   Fiduciary out if higher bid emerges

o Tell management that if a "pre-emptive" agreement cannot be reached in given time frame, then the Special Committee will seek to sell the Company




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